UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 3, 2014, an unfavorable jury verdict was delivered against NuVasive, Inc. (“NuVasive”) relating to NuVasive’s use of the trade name “NeuroVision” in the amount of $30.0 million. NuVasive strongly disagrees with the verdict and intends to vigorously defend its right to use the “NeuroVision” trademark. The Company intends to file post-trial motions in the U.S. District Court for the Central District of California (the “District Court”) seeking judgment as a matter of law, and, in the alternative, a new trial. If necessary, the Company intends to appeal the verdict to the Ninth Circuit Court of Appeals (the “Circuit Court”). In the event NuVasive’s post-trial motions are denied and judgment is ultimately entered by the District Court, any payment of damages per the judgment will be stayed pending resolution of the appeals process (which could take up to two years).

NuVasive has been in litigation with NMP over this matter since September 2009, when NMP initially filed suit. In January 2011, after trial of the matter, the District Court ordered that a judgment against NuVasive be entered in the case in the amount of $60.0 million, plus attorney fees and costs, including a permanent injunction prohibiting NuVasive’s use of the “NeuroVision” name for marketing purposes. NuVasive promptly appealed the verdict to the Circuit Court, and, in September 2012, the Circuit Court issued a ruling that:

•	reversed and vacated the District Court’s judgment against NuVasive;

•	reversed and vacated the injunction and the award of attorney fees and costs against NuVasive;

•	remanded the case back to the District Court for a new trial; and

•	instructed the District Court to assign the case to a different judge for the new trial.

This case relates solely to the use of the “NeuroVision” brand name and has no impact on NuVasive’s proprietary neuromonitoring technology that underlies NuVasive’s NVM5® nerve monitoring system or future products. NuVasive does not anticipate any disruption to sales or the ability to meet surgery demands based on this verdict.

NuVasive cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that contribute to the uncertain nature of these statements include: risks associated with, or unanticipated difficulty in selling, products; risks associated with generating expected profitability; the risk that NuVasive may not be successful in its post-trial motions and/or in any appeal of the verdict related to the brand name “NeuroVision”; risks associated with acceptance of the Company’s minimally disruptive surgical products by spine surgeons, development and acceptance of new products or product enhancements; and such other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: April 4, 2014	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel